EX99-906CERT

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of VanEck ETF Trust (comprising of Africa Index ETF, Brazil Small-Cap ETF, Digital India ETF, ChiNext ETF, Indonesia Index ETF, India Growth Leaders ETF, Israel ETF, Russia ETF, Russia Small-Cap ETF, Vietnam ETF, Agribusiness ETF, CMCI Commodity Strategy ETF, Gold Miners ETF, Green Metals ETF, Junior Gold Miners ETF, Low Carbon Energy ETF, Natural Resources ETF, Oil Refiners ETF, Oil Services ETF, Rare Earth and Strategic Metals ETF, Steel ETF, Uranium and Nuclear ETF, AA-BB CLO ETF, CLO ETF, Office and Commercial REIT ETF, BDC Income ETF, China Bond ETF, International High Yield Bond ETF, J.P. Morgan EM Local Currency Bond ETF, Mortgage REIT Income ETF, Preferred Securities ex Financials ETF), do hereby certify, to such officer’s knowledge, that:

The annual report on Form N-CSR of VanEck ETF Trust for the period ending December 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of VanEck ETF Trust.

Dated: March 7, 2025	/s/ Jan F. van Eck
Jan F. van Eck
Chief Executive Officer
VanEck ETF Trust

Dated: March 7, 2025	/s/ John J. Crimmins
John J. Crimmins
Chief Financial Officer
VanEck ETF Trust

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.